                                                                      Exhibit 21

                                  SUBSIDIARIES




NAME OF SUBSIDIARY*                                                    JURISDICTION OF ORGANIZATION
-------------------                                                    ----------------------------

OMG Fidelity, Inc.                                                              Delaware
Fidelity Chemical Products Malaysia SDN.BHD                                     Malaysia
Fidelity Chemical Products (BAH) Limited                                        Bahamas
D&O Incorporated (50%)                                                          Japan
OMG Kokkola Chemicals Oy                                                        Finland
OMG Americas, Inc.                                                              Ohio
OMG Jett, Inc.                                                                  Ohio
OMG Europe GmbH                                                                 Germany
OMG Asia-Pacific Co., Ltd.                                                      Taiwan
SCM Metal Products, Inc.                                                        Delaware
SCM Metal Products Singapore PTE, Ltd. (70%)                                    Singapore
Vasset, S.A.                                                                    France
OMG Belleville, Limited                                                         Canada
OM Group Export, Limited                                                        Barbados
OMG BV                                                                          Netherlands

* Percentage in parentheses indicates the Company's ownership, if other than 100%